Exhibit 99.1

PRESS RELEASE

CONTACT:

Daniel B. Platt, Chief Financial Officer

Tel:  619-652-4700

Fax:  619-652-4711

dbplatt@bpac.com

BURNHAM PACIFIC CLOSES ON THE SALE OF CALIFORNIA CENTER

SAN DIEGO, CA, June 14, 2002 — Burnham Pacific Properties, Inc. (NYSE: BPP) today announced that it has closed on the sale of the Crenshaw/Imperial Shopping Center, an approximately 158,000 square foot center located in Inglewood, California.  The Company sold the center for approximately $9,835,000 to Crenshaw Imperial Associates, LLC, a joint venture between ScanlanKemperBard Companies, an Oregon corporation, and Praedium Group.

More information on Burnham may be obtained by visiting the Company’s web site at www.burnhampacific.com.

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